CANARY HBAR ETF POS AM

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement on Form S-1 of our report dated March 30, 2026, relating to the financial statements of Canary HBAR ETF, as of December 31, 2025, and to the reference to our firm under the heading “Experts” in the Registration Statement.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

June 9, 2026